Form C

Cover Page

Name of issuer:

Happy Tax Holding Corp

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 2/23/2017

Physical address of issuer:

350 Lincoln Road
Miami FL 33139

Website of issuer:

https://GetHappyTax.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

86,257

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $86,257; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$86,257.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$827,795.00

Deadline to reach the target offering amount:

2/2/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

10

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$984,487.00	$217,485.00
Cash & Cash Equivalents:	$233,492.00	$60,204.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$310,468.00	$366,305.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$1,657,547.00	$861,414.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$594,005.00	($281,290.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Happy Tax Holding Corp

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Marcus Slater	VP of Marketing	Happy Tax	2017
Ted Muftic	CFO	Happy Tax	2017
Mario Costanz	CEO	Happy Tax	2017
Keith Alessi	CEO	Retired	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Marcus Slater	VP of Marketing	2017
Marcus Slater	Secretary	2017
Ted Muftic	CFO	2017
Melissa Salyer	Vice President	2017
Melissa Salyer	Vice President and Vice President	2017
Mario Costanz	CEO	2017
Mario Costanz	President	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Mario Costanz	6,910,000 Class A Shares	96.22

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our business is seasonal in that we assist CPAs and tax preparers prepare tax returns from January through April and sell franchises, area representative agreements and independent contractor agreements from May through December. As a seasonal business, additional financial risks are present that are not present in non-seasonal businesses where cashflow is consistent throughout the year.

As a high growth company, we may not be able to sustain the rapid growth we are currently experiencing as we scale. As a growing business, we need to be able to retain our current executives and attract additional talented professionals in order to continue to operate and grow our business.

We own trademarks and patents to protect our brand and inventions. If others infringe, we would have to protect against the infringement as we have in the past. Doing so could be expensive and impact our profitability.

As a business that has field representatives, their actions could impact our

reputation. Franchisees, area representatives, or independent contractors could have disagreements with our staff or our agreements which could affect our results from their operations. As a system of doing business that teaches our franchisees, independent contractors how to operate, should they not follow our direction and implement our marketing, our results from their operations could be impacted.

Our franchisees, independent contractors and we experience competition from many providers of tax preparation services, including do-it-yourself software services and forms in the industry. As an industry innovator, our concept is new and up against many established choices to consumers of our services. We utilize some software from third party providers and if their software doesn't preform it could affect our results.

Because of the nature of this business involving many franchisees, independent contractors and/or area representatives, we may be named in lawsuits from time to time. If we were unsuccessful in any of these lawsuits, such losses could adversely impact our cashflow. From time to time, we issue promissory notes to franchisees or area representatives for a portion of their franchise fees. If they default, that could impact our projected cash-flows. The actions of our field representatives, franchisee and independent contractors could affect our reputation. As well, certain independent contractors or franchisees that maintain certain licenses could lose their licenses for their independent actions, which might further affect our reputation.

Two patents were filed to the United States Patent and Trademark Office which will be used by Happy Tax. Although this pending patent will be used entirely towards the success of Happy Tax, and there are perpetual licensing agreements in place with the company, it should be noted that the patent is not specifically assigned to the company.

Government changes to the current regulations or tax simplification could impact our operations and profitability.

As a non-public startup company, there may be little or no market to dispose of any position you hold in our company should you want to sell your interests in the Company prior to any future Company buyback, sale or public offering. We guarantee our filings prepared by our CPAs so that if our CPAs commit an error, any refunds could impair our cash-flows.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$86,257**
Use of Proceeds:	Hiring additional support staff to increase our operational capabilities of supporting our sales and operations departments.

If we raise: **$150,000**

Use of Proceeds: Increasing our marketing and operational spend for additional tax customers and field partners.

If we raise: **$300,000**

Use of Proceeds: Increasing our marketing and sales department spend for additional franchisees, area representatives and independent contractors.

If we raise: **$500,000**

Use of Proceeds: Increasing our investment in building additional technologies to further automate our processing of tax returns utlizing the machine learning aspects of our pending patents.

If we raise: **$650,000**

Use of Proceeds: Hire additional key staff and support staff to properly manage and sustain growth rate.

If we raise: **$827,795**

Use of Proceeds: Hire additional staff to create a market penetration growth program to attract existing tax preparers with client followings to join us with sign-on bonuses for purposes of grabbing market share in this highly fragmented market.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the

offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$10 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$10 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest in the SAFE do not have voting rights.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering.
Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$10 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **Is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **Is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **Is** or **Is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B Common Stock	1,464,000	1,464,000	Yes
Class A Common Stock	6,910,000	6,910,000	Yes
Debt Securities	240000	240000	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	1,626,000

Describe any other rights:

Class A Common Stock has 10x voting rights and directorship appointment rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no
voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those
interest holders could vote to change the terms of the agreements governing the
Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt,
SAFES, or other outstanding options or warrants are exercised, or if new awards
are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company
represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Class A Common Stock has ten times the voting rights of the Common Stock meaning that for each share held by a Class A Common Stock holder, that Class A Common Stock holder will have the voting power as if the Class A Common Stock holder had ten votes for each Class A Common Stock share held versus one vote per share of the Common Stock. In addition, the Class A Common Stock holders voting as a class have the power to designate the majority of Board Members. This effectively gives the Class A Common Holders control of the Company for certain decisions.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the bylaws for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Interim finance debt security. In Jan 2016, we initiated a $240,000 promissory note, which we refer to as our interim finance debt security. We used this loan to finance tax season operations prior to revenue recognition. Interest on this loan made under our interim finance debt security at was payable at $50,000 dollars by May 3, 2017 under a joint venture agreement. No other interest is required. All principal under the interim finance debt security was paid back to the lender on May 3, 2017 along with $10,396.93 in interest. The additional $39,604 is due and will be paid by the end of the year as per agreement with the lender.

Name of Creditor: Undisclosed Private Lender; **Amount Owed as of October 2017**: $39,604; **Interest Rate**: 0%; **Maturity Date**: December 31, 2017; **Additional Information**: N/A

Lines of Credit. In August 2017, we initiated a two lines of credit with an industry tax refund banking partners. One line of credit is for $1,000,000 to be used for re-lending out to converting franchisees into our Opportunity Tax brand. We underwrite these loans along with additional due diligence by our banking partner. We run credit and background checks on all borrowers. We generally only lend to established tax business owners with 300 or more tax returns being completed. These loans are payable back to us by the end of February, 2018 with our loan due back to our banking partner by March 29, 2018. Our loan and franchise agreements enable us to intercept the fees of these converting franchisees in order to re-pay these loans. The interest on this loan is 12% annualized and comes along with a 1% origination fee on each portion drawn. We do not charge interest on the loans we make to these converting franchisees but we absorb it as a cost of doing business being that these loans will only be out for a short period of time. These loans help us gain experienced tax business owners where we receive a 10% royalty on their revenue. The second line of credit with this banking partner is for $500,000 to be used for our general working capital purposes. This line of credit is due back to our banking partner by March 29, 2018 and also carries an interest rate of 12% annualized with a 1% origination fee on each portion drawn. As of October 25, 2017, we have drawn $108,500 on the $1,000,000 line of credit and $160,500 on the $500,000 line of credit.

Name of Creditor: Undisclosed Industry Banking Partner; **Amount Owed as of October 2017**: $108,500; **Interest Rate**: 12%; **Maturity Date**: March 29, 2018; **Additional Information**: N/A

Name of Creditor: Undisclosed Industry Banking Partner; **Amount Owed as of October 2017:** $160,500; **Interest Rate:** 12%; **Maturity Date:** March 29, 2018; **Additional Information:** N/A

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2016	4(a)(2)	SAFE	$1,000,000	General operations
5/2017	Regulation Crowdfunding	SAFE	$242,205	General operations
6/2017	Regulation D, Rule 506(c)	SAFE	$60,000	General operations
7/2017	Regulation D, Rule 506(c)	SAFE	$50,000	General operations
8/2017	Regulation D, Rule 506(c)	SAFE	$72,500	General operations
8/2017	Regulation D, Rule 506(c)	SAFE	$50,000	General operations
10/2017	Regulation D, Rule 506(c)	SAFE	$71,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Mario Costanz, CEO of Happy Tax invested $1m in the company on a SAFE with a $10mm valuation cap and a 50% discount in September 2016.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview. We are a growing provider of technology-enabled tax preparation solutions for individuals and businesses. We leverage our proprietary technology, deep expertise and partner and vendor relationships to help tax filers more conveniently file their tax returns utilizing our U.S. based network of CPAs.

We organized Happy Tax Holding Corp in February 2017 to consolidate all our businesses under one corporation. All membership interests of Happy Tax Franchising, LLC have been absorbed by Happy Tax Holding Corp.

Our revenue from tax preparation operations represented 100% of our total revenue during the fiscal year ended April 30, 2017.

We derive these tax preparation revenues through, 1) Fees from the sale of Franchise and Area Representative Agreements, 2) Fees from the operations of Independent Contractors who work for us, 3) Royalty, advertising, tax preparation, and other fees related to operations of our Franchisees and Area Representatives, 4) Interest income related to loans extended to our partners, and 5) Fees from the sale of financial products to our clients, such as Refund Advances and Checks.

The sale of Franchise and Area Representative Agreements and Fees from the operations of Independent Contractors who work for us are rapidly growing areas of our business. This recent growth was largely driven by having added on additional staff and key executives in 2016 that have influenced a number of operational efficiencies to drive growth. In contrast, our revenue from tax preparation fees for tax returns prepared by an acquisition we made in 2015 has caused a drop in the year ending April 30, 2017 tax preparation fees as compared to the same period in the prior year. This decrease was driven by the fact that we sold off that asset that was producing the majority of those fees in 2016 in order to re-allocate and invest the proceeds from that sale into our franchise operations and stay focused on building our core business.

We originally founded our business in 2014 to sell franchises. As we have grown and evolved since that time, we had the following key milestones in the development of our business:

- In 2015, in our first 3 months of selling franchises, we awarded 30 franchises across the U.S.

- In December of 2015, we acquired a competitor.

- In 2016, we had a successful research and development first tax season and saw that there was demand for our type of service.

- We have filed patent applications on our technology and methodologies.

- We have upgraded our marketing assets and increased our exposure through additional expenditures on advertising.

- We have developed an entry level model for those that are unable to purchase a franchise with its $20,000 fee called our independent contractor program where budding entrepreneurs can get started with an upfront investment of $199 and receive a lower percentage of the revenue they generate.

- We have started offering a larger franchise revenue option for those that want to become our partner in a geographic area. We sell these areas based off of a calculation of 0.25 cents per person in the population in return for 50% of our royalties and franchise fees in that given area.

- In 2017, we acquired the assets of a small competing franchisor named Opportunity Tax that had 8 brick and mortar retail tax office locations as a way to help existing independent tax business owners convert that brand and also gain the benefits of the innovative Happy Tax model to expand into new markets.

As we have expanded our capacity, availability and capabilities, particularly the growth in our independent contractor and area representative programs has accelerated. As an early-stage company, we have experienced losses in our first year of operating history, although these losses turned into a profit in the follow year as we continue to grow (primarily due to notes received from Area Representatives and Franchisees for the purchase of their franchise agreements fiscal year 2017):

- Our total revenue of $1,657,547 during the year ended April 30, 2017 was up from $861,414 during the previous year.

- Our net income was $594,005 during the year ended April 30, 2017 up from -$281,290 during the prior year.

- As we continue to grow and sell additional franchises, area representative agreements and independent contractor agreements, our profitability may increase. Our initial year loss was due to re-investing revenues and profits into growing the company. Our profits in fiscal year 2017 came primarily from increased franchise fees and receiving notes from some of our incoming area representatives and franchisees.

We expect to increase the growth rate our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

- If there were a trend against people buying or starting businesses, that could negatively affect our cashflow.

- If there were major tax reform, such reform could negatively affect our business (although it could be nearly a decade before such reform might impact the business).

Liquidity. The following table summarizes our cash and cash equivalents and loans currently receivable for the periods indicated (as of April 30, 2017):

Cash and cash equivalent: $233,492
Loans Receivable: $876,823
Loan Receivable: $94,761
Total: $1,205,076

Of the $1,014,627 in upfront franchise fees booked in the year, $363,393 was paid in cash with $651,234 of it being the notes receivable (which is calculated as the $876,823 in Notes Receivable on our balance sheet minus the $225,589 in allowance for doubtful accounts). If looked at from a cash basis, our franchise fees were up from $84,402 to the $363,393 referenced received in cash above.

Our cash and cash equivalents as of April 30, 2017 were held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Accordingly, our cash and cash equivalents are invested primarily in demand deposit accounts, certificates of deposit and money market funds that are currently providing only a minimal return.

We anticipate using our available cash for operations within six months. We base this estimate on historical cash flows and budgets for expansions.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company and capital to pursue increased marketing initiatives, building out new technologies and implementing new programs to increase our revenues.

The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability. The proceeds will improve liquidity in the future as they will be directly invested in growing our base of franchisees, area representatives and independent contractors, all of which contribute to additional revenues through up front fees and ongoing fees paid to the company for their origination of tax returns.

Our cash held as of April, 2017 was 287% greater than cash held as of the same date in prior year. This increase resulted primarily from an increase in cash invested by our principal, due to additional investment and other factors.

Cash used in operating activities. Net cash used in operating activities consisted of net income adjusted for certain non-cash items including depreciation and amortization, bad debt expense, stock-based compensation and deferred income
taxes, as well as the effect of changes in working capital and other activities.

Net cash provided by operating activities was -$55,546 for the year ended April 30, 2017, which was driven by reinvesting cashflows in building our technology, operations, systems, processes and marketing to continue growing our company.

Net cash provided by operating activities was -$64,796 for the year ended April 30, 2016, which was driven by the fact that we were in our first year of the operation.

Capital Resources. We have financed our operations through issuances of debt securities, internally generated positive cash flow and investments from our founder and CEO.

Interim finance debt security. In Jan 2016, we initiated a $240,000 promissory note, which we refer to as our interim finance debt security. We used this loan to finance tax season operations prior to revenue recognition. Interest on this loan made under our interim finance debt security at was payable at $50,000 dollars by May 3, 2017 under a joint venture agreement. No other interest is required. All principal under the interim finance debt security was paid back to the lender on May 3, 2017 along with $10,396.93 in interest. The additional $39,604 is due and will be paid by the end of the year as per agreement with the lender.

Lines of Credit. In August 2017, we initiated a two lines of credit with an industry tax refund banking partners. One line of credit is for $1,000,000 to be used for re-lending out to converting franchisees into our Opportunity Tax brand. We underwrite these loans along with additional due diligence by our banking partner. We run credit and background checks on all borrowers. We generally only lend to established tax business owners with 300 or more tax returns being completed. These loans are payable back to us by the end of February, 2018 with our loan due back to our banking partner by March 29, 2018. Our loan and franchise agreements enable us to intercept the fees of these converting franchisees in order to re-pay these loans. The interest on this loan is 12% annualized and comes along with a 1% origination fee on each portion drawn. We do not charge interest on the loans we make to these converting franchisees but we absorb it as a cost of doing business being that these loans will only be out for a short period of time. These loans help us gain experienced tax business owners where we receive a 10% royalty on their revenue. The second line of credit with this banking partner is for $500,000 to be used for our general working capital purposes. This line of credit is due back to our banking partner by March 29, 2018 and also carries an interest rate of 12% annualized with a 1% origination fee on each portion drawn. As of October 25, 2017, we have drawn $108,500 on the $1,000,000 line of credit and $160,500 on the $500,000 line of credit.

We have closed $1mm SAFE in Sep 2016, with 10mm valuation cap and 50% discount rate.

We have closed a $242,205 SAFE in Feb 2017 with 10mm valuation cap and 0% discount rate.

We have closed $232,500.00 in SAFE's between June and August with 10mm valuation cap and 0% discount rate.

Historical Results of Operations.

Our total revenue increased by $796,133 from the prior year to $1,657,547 in the year ended April 30, 2017. This increase was primarily driven by selling franchises, area representative agreement. The increasing of revenue should continue as we are building our company's name in the marketplace with over 1,000,000 youtube views, millions of social media impressions, hundreds of individuals across the country working to market our name locally and a base of over 14,000 franchise leads that are continually converting to become part of our network. Our fees from franchise fees, area representative fees, independent contractor fees are expected to continue to rise as we get more traction in the marketplace and fine tune our marketing and sales methods.

We expect our revenue to grow at increasing rates in the current fiscal year and in the coming few fiscal years, due to positive initial growth and success of our business, our ranking in Entrepreneur Magazine as one of the fastest growing franchises, our team of over 500 representatives and 25 corporate contractors (includes tax preparation personnel who are seasonal) and 40 CPA's.

Our overall direct costs of revenue (excluding depreciation and amortization) decreased by $79,162 from the prior year to $1,063,542 in the year ended April 30, 2017. This was largely driven by much of the building out our technology, marketing, people, processes and procedures to become more mature which increased $1,142,704 compared to the prior year when it was $0. The increase was due to the fact that we did not have substantial operations prior to April 30, 2015.

The decrease in expenses may not continue as we continue to reinvest in growing our business by increasing our marketing spend, building out new technologies to increase our efficiency and roll out new programs to increase our tax return count and revenues.

Happy Tax Holding Corp (a Delaware C Corporation) absorbed Happy Tax Franchising LLC (a Florida LLC) as a subsidiary in Feb 2017. As Happy Tax Holding Corp has no financial operations except the ownership of Happy Tax Franchising, LLC we disclose Happy Tax Franchising LLC's audited financials in the financial statements attached.

Cash in Hand and Burn Rate

Our current burn rate is approximately $50,000 per month. The expenses that have been incurred in our audited financial statements were for building out the infrastructure, initial marketing, technology and processes for our company.

As of April 30, 2017, our current cash on hand is $233,492 and we have outstanding loans due to us in the approximate amount of $971,584, upcoming operations in tax season producing revenue from tax returns and a large current pipeline of prospective franchisees and area representatives that should close between now and December (these sales average between $10,000 and $70,000 down payment per sale).

Happy Tax Holding Corp cash in hand is $102,139.24, as of October 2017. Over the last three months, revenues have averaged $138,238.25/month and expenses $152,614.41/month, for an average burn rate of -$14,376.16 per month.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://GetHappyTax.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Happy Tax $10M SAFE (10/17)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Keith Alessi
- Marcus Slater
- Mario Costanz
- Melissa Salyer
- Ted Muftic

Appendix E: Supporting Documents



FOLLOW US FOR UPDATES
108 FOLLOWERS

SHARE TWEET

INVEST IN HAPPY TAX

Offering Convenient, On-Demand CPA Prepared Tax Preparation

$0
raised of $86.3K goal

$500 min INVEST
by Wefunder Portal LLC

Future Equity (SAFE)
$10M valuation cap
A SAFE gives you the right to future shares in Happy Tax. If you invest, you're betting the company will be worth more than $10M in the future.
INVEST $25K FOR PRO RATA RIGHTS.

INVESTOR PERKS

$750+	Happy Tax Independent Contractor & Swag - Join at our entry level to be able to source CPA prepared tax returns for tax season 2018. Includes Happy Tax "Have a Happy Day" T-Shirt, Mr. Happy Stress Ball and "Taxes Made Happy" Book (The Definitive Strategy Guide to Launching and Growing a Successful Tax Preparation Business) by CEO Mario Costanz.
$5,000+	$5,000 credit can be applied towards a future franchise agreement.
$20,000+	Happy Tax Franchise - Build a team and source tax returns that our CPA's will prepare. You keep aprox 65-75% of the revenue.
$50,000+	Happy Tax Area Representative Area with 200,000 population - Receive 50% of all royalties and franchise fees in your Area.

"After 15 years in the tax industry and multiple startup exits I had a realization: there needs to be a better way to file taxes. Happy Tax's patent-pending assembly line empowers entrepreneurs to offer professional tax services with everyone specializing in what they do best. Franchisees and IC's deal with clients, our app collects the information, and our CPAs prepare the actual tax returns. Happy Tax is the scalable platform powering a new hybrid industry of convenient tax preparation.



Mario Costanz
CEO, HAPPY TAX

OUR AMBITION

Americans spend $17B on human assisted tax prep each year because they want personalized service. Many options are either too expensive (high-end CPA firms) or the service is unlicensed and unreliable (chains & independents). We eliminate the barrier to entry and empower anyone to become a tax business owner. Our vision is to upend an industry plagued by poor service and high prices with our scalable network of CPA tax professionals focused on service and tax prep with fair, transparent pricing.

KEY FACTS

- Ranked #42 on Entrepreneur Magazine's List of Fastest-Growing Franchises.
- Multiple patents pending in business process/technology and tax kiosks.
- Founder Mario Costanz recognized by Forbes as one of the “Gutsiest Entrepreneurs” in the world.
- Contracted over 300 area representatives, Franchisees, and Independent Contractors in under 2 years.
- Successfully defended trademark infringement of largest retailer in the U.S. with litigation (you can't mess with us ;)).
- Ranked Top Franchise Brand by Entrepreneur Magazine in 2017.
- Mario Costanz named “One To Watch” on Accounting Today's 2017 Top 100 Most Influential People list.
- Successfully raised $242,205 from 274 investors in May 2017 Wefunder investment campaign.

DOCUMENTS

- Happy Tax Investor Presentation
- Happy Tax 1 Pager
- Happy Tax eBrochure
- Happy Tax Industry Graph
- Happy Tax 13 Marketing Points Guide
- Happy Tax Guarantee

https://gethappytax.com

from WILMINGTON, DE

TECH · MAIN STREET · FINANCE · SOFTWARE · B2B · B2C · COMPLIANCE · FIN TECH · FRANCHISES · MARKETING · MOBILE · MARKETPLACE · SERVICES

WHY I LIKE HAPPY TAX

> *As an industry veteran, former CEO of Jackson Hewitt and a number of publicly traded companies, I am really energized to be part of such an innovative tax preparation company. Mario and his team, are changing the way taxes are done.*



Keith Alessi

FORMER CEO OF JACKSON HEWITT. TURNED AROUND COMPANY AND ENGINEERED ITS SALE TO CENDANT FOR 480 MILLION DOLLARS.

THE BUZZ ABOUT HAPPY TAX

Happy Tax has completely changed my life. They go above and beyond for their franchisees through their excellent support model and really focus on customer service excellence with our clients. They are revolutionizing the tax preparation industry, allowing me to provide a service that people are really catching on to and appreciate, establish new relationships with my clients, and affording me the opportunity to really make a difference in the community and to spend time with my family.

Jamey Hill

Area Rep/Franchisee

The Happy Tax business model has changed my business immensely. I no longer have to spend countless tax seasons down in the weeds preparing and processing tax returns and staying up to date on tax code. I can focus my time on prospecting for new clients and growing my business while Happy Tax CPAs prepare and process the returns for my clients. No more stress during the tax season. I just sit back and I watch my bottom line grow. I am so thankful that I found Happy Tax!

Thomas Few

Franchisee

"I got my life back with Happy Tax. "

Anthony LoCascio

Area Representative

"I help people experience the freedom I have with Happy Tax!"

Dora Cuyler

Area Representative

"I'm excited to encourage and give people the tools to help transform their lives."

Renee Wareing

Business Development Support Manager

I'm excited change peoples lives by showing them what Happy Tax can do for them.

Melissa Salyer

EVP of Business Development

My clients love Happy Tax because the process is simple and cost effective. Returns are done by certified CPA's, not someone trained for only a week by one of the well known advertised companies. I simply take a picture of their documentation and they are done. No traveling or making copies or paying high fees. Happy Tax business model is changing the way Americans get their taxes done. That makes everyone "Happy".

Mark Frohman

Independent Contractor

We live in San Diego with our six children where fun in the sun lasts all year! Because of our strong accounting and business backgrounds, we were attracted to the innovative Happy Tax model and its entrepreneurial opportunities.

Matt & Laura Sommer

Area Reps/Franchisees

Happy Tax makes what seems like a hard process simple and cost effective. Happy Tax takes the guess work out of preparing tax returns, which is how they get their name!

May Brown

Independent Contractor

Every once and awhile there is a company that comes around that disrupts an industry. Happy Tax is a game changer not only for their clients but for their independent reps / franchisees. What I was looking for was a company that gave their representatives a high level of support and resources to help ensure their success. Consequently, it was the technology that sold me on Happy Tax particularly their mobile app and how user friendly it is.

Eric White

Independent Contractor

Happy Tax to Install Tax Kiosks in National Retailers

Happy Tax, the only franchisor offering a concierge, on-demand model in the tax preparation industry with CPA prepared tax returns, is pleased to announce their non-provisional United States utility patent application on the technology and procedure

March 23, 2017 @ nbc12.com

Happy Tax Ranked Fastest Growing Franchise by Entrepreneur Magazines Franchise 500

Happy Tax, the easiest way to have an on-demand CPA-prepared tax return filed, is pleased to announce that the company has been ranked in Entrepreneur magazine's annual review of the fastest growing franchises.

February 22, 2017 @ wicz.com

Happy Tax Turns 2. Announces Results, New Projects, Expanded Team and Exciting Investments

Happy Tax, the fastest growing and most awesome tax franchise ever, is excited to announce the following updates and progress with its innovative brand that is currently disrupting the stale and suffering income tax preparation industry with fresh

December 13, 2016 @ digitaljournal.com

Happy Tax CEO Mario Costanz Accepted into the Stanford Graduate School of Business Latino Entrepreneur Leaders Program

Happy Tax, the only franchisor offering a concierge, on-demand model in the tax preparation industry, is pleased to announce that the company’s

October 4, 2016 @ businesswire.com

Nora Gourma Interviews Happy Tax CEO and entrepreneur Mario Costanz

Our franchisees and independent contractors implement marketing, handles sales and offer initial concierge level customer service for their clients and we only staff CPA to prepare our tax returns, resulting in a higher level of service available anywhere. I had

September 19, 2016 @ noragouma.com

Why Happy Tax Won't Get Invite to H&R Block's Holiday Party

The CEO of Miami-based Happy Tax, Mario Costanz, threw down a load of chutzpah this week in an open letter to H&R Block's board of directors that blasts current management at the behemoth tax preparation franchise. "What has happened at your

September 1, 2016 @ franchisetimes.com

Happy Tax CEO Issues Public Letter to H&R Block

In response to a collapsing share price, millions of lost customers, and rumors of the company's sale, today Mario Costanz released a letter to the Board of Directors of H&R Block, Inc.

August 29, 2016 @ venturebeat.com

Happy Tax Wishes Henry Bloch A Happy Birthday

A new program launched by Happy Tax honors Henry Bloch, an inspiring entrepreneur who built the largest retail tax business in the nation and has spent the past 3 decades as a philanthropist. Happy Tax, the innovative franchisor offering a

June 28, 2016 @ markets.post-gazette.com

Happy Tax Appoints Melissa Salyer as EVP of Franchise Opportunities | Chicago Daily Herald

Seasoned Executive with 25 Year Track Record of Assisting Entrepreneurs to Open Tax Franchises Joins the Team. Happy Tax, the innovative franchisor offering a better way to file tax returns for both consumers and tax business owners is excited to

May 23, 2016 @ finance.dailyherald.com

Happy Tax Announces Franchise Opportunity Update

New Programs Encourage, Strengthen Business Ownership. Happy Tax, the only franchisor offering a concierge, on-demand model in the tax preparation industry with CPA prepared tax returns, is pleased to announce new and exciting changes to

March 28, 2016 @ markets.buffalonews.com

Happy Tax Announces Launch of Happy Tax Accounting

Hybrid Cloud Based-Bookkeeping Accounting Solution New to the Market. Happy Tax, a franchisor offering a concierge, on-demand model in the tax preparation industry, is pleased to announce the launch of Happy Tax Accounting, an end-to-end

March 17, 2016 @ investor.wallstreetselect.com

Happy Tax Reaches Milestone with Acquisition

Happy Tax, a franchisor offering a concierge, on-demand model in the tax preparation industry, is pleased to announce that the company has reached exciting new milestones in its corporate growth objectives.

March 10, 2016 @ franchising.com

Tax Prep Co. Sues Wal-Mart Over 'Happy Tax' Promotion - Law360

A tax preparation firm called Happy Tax Franchise LLC hit Wal-Mart Stores Inc. with a trademark infringement lawsuit in New York federal court on Friday over a Happy Tax Refundays promotion that the retail giant launched last month.

February 22, 2016 @ law360.com

Cheaters Stealing Millions In Education Tax Credits | NewsRadio WIOD

Nearly 6 billion dollars in education tax credits may be going to people who don't deserve it . Why? Because apparently no one's checking at the I.R.S., and crooked tax preparers are going along with the scam.

November 14, 2015 @ wiod.iheart.com

The Only Tax Franchise With CPA Prepared Returns Announces Initial Results and Area Representative Program

Happy Tax Franchising announced today that is has added franchisees across the country from Florida to California in its first month of franchise sales.

October 1, 2015 @ finance.minyanville.com

This Morning, America's First News, with Gordon Deal: A tax pro's warning on IRS breach

Mario Costanz from Happy Tax breaks down the IRS' tax breach.

May 28, 2015 @ thismorningwithgordondeal.com

Business for Breakfast: Business for Breakfast - 04/20/15

Today on the show Ken and Julie spoke with Kiplinger's Editor Miriam Cross about 10 World-Class Travel Bargains and owner and founder of Happy Tax Mario Costanz about how some tax preparers use low income Americans to steal.

April 20, 2015 @ bizbreakfast.moneyradionetwork.com

Happy Tax Aims to Shake Up Tax Prep Industry

A new tax prep franchiser called Happy Tax is hoping to make a dent in an already crowded industry with a new business model involving CPAs. The Miami Beach-based company aims to provide convenient customer service, along with accurate, reliable

April 14, 2015 @ accountingtoday.com

Happy Tax® Announces the Biggest Shake up of the Tax Preparation Industry Service since 1955

Happy Tax offers consumers and prospective franchisees the best of both worlds: For prospective franchisees, an affordable franchise for earning additional income without learning taxes or quitting your job. For consumers, all tax returns prepared and

April 14, 2015 @ venturebeat.com

OUR PITCH DECK

Learn about Happy Tax's revolutionary model, growth, and industry success.


Happy Tax
Investor Presentation
Simple Agreement for Future Equity (SAFE)
Confidential and Proprietary
Our Vision
From concept to successful operations in 18 months
Our industry is large and well established

THE HAPPY TAX TECHNOLOGY

Our mobile process provides an experience like nothing else. Consumers get a genuine & friendly high-end concierge service while getting the ultimate expert in CPA tax preparation.







THE CEO

"With Happy Tax, we wanted to rid the market of cowboy tax professionals who are costing hard-working Americans millions of dollars each year in IRS penalties and interest," said Happy Tax CEO Mario Costanz. "Our franchisees are left to focus on what they do best, providing amazing customer service,... [+ READ MORE]


CEO Mario Costanz
GRADUATE SCHOOL OF




TAX SEASON

HAPPY TAX STORIES

Creating a better way of life for our partners is a high priority at Happy Tax. See how Happy Tax is making a difference in their lives.



TEN REASONS THIS IS THE FINTECH INVESTMENT YOU'VE BEEN WAITING FOR


HAPPY
TAX SERVICE
Smile, It's Time to File!
10 REASONS
This Is The Fintech Investment You've Been Waiting For!
Reason #1
Get in at the ground level of the future of the tax preparation industry (now) with as little as a $500 investment.
Reason #2
Happy Tax is not only a technology disruption; it is also the biggest business model disruption in the tax industry in 60+ years.
Reason #3
Experienced and Proven Executive Team and Advisory Board.
Reason #4

THE MARKET: 125 MILLION PAID TAX RETURNS

Happy Tax was born out of the frustration with unreliable, under-qualified tax preparers with no licensing or certification and as little as five days tax training. Happy Tax is designed to bridge the gap between the high quality, pampered and convenient customer service that consumers want, and... [+ READ MORE]



DIGITAL SEGMENT REVENUE: $2 BILLION
ASSISTED SEGMENT REVENUE: $17 BILLION
7,600,000 TAX RETURNS
6% TOTAL MARKET SHARE
16% DIGITAL MARKET SHARE
5% TOTAL MARKET SHARE
12% DIGITAL MARKET SHARE
24% TOTAL MARKET SHARE
64% DIGITAL MARKET SHARE
3,700,000 TAX RETURNS
3% TOTAL MARKET SHARE
8% DIGITAL MARKET SHARE
13,000,000 TAX RETURNS
10% TOTAL MARKET SHARE
17% DIGITAL MARKET SHARE
2% TOTAL MARKET SHARE
4% DIGITAL MARKET SHARE
2,000,000 TAX RETURNS
1% TOTAL MARKET SHARE
3% DIGITAL MARKET SHARE
60,000,000 TAX RETURNS
49% TOTAL MARKET SHARE
76% DIGITAL MARKET SHARE
H&R Block Online
H&R Block
TaxAct
TurboTax
Other
DIGITAL 47,000,000 Tax Returns 38% Total
ASSISTED 78,000,000 Tax Returns 62% Total
Commercial Based Providers 39,000,000
26%
50%
Independents
Home Based Providers 39,000,000
26%
50%
The Happy Tax Franchise Opportunity
HAPPY

112	534	32
Franchisees	Independent Contractors	Area Reps

OUR INVESTMENT PERKS

In addition to your future equity, you'll get...



Happy Tax
INVESTMENT PERKS
$750
$5K+
$20K+
$50K+
Happy Tax
INVESTMENT PERKS
$500 Investment
$5,000 Investment

THE HAPPY TAX BUSINESS OPPORTUNITY

Potential representatives can join us in three different ways






“WHAT'S IT
LIKE TO BE A
HAPPY TAX
FRANCHISEE?”


HOW DO I
BECOME A
FRANCHISEE?





OUR CLIENT TESTIMONIALS

We have satisfied Happy Clients in over 40 states nationwide and counting



The History of the Tax Business

1913

The 16th Amendment

The 16th Amendment to the U.S. Constitution made income tax a permanent fixture in the U.S. tax system.

1955

H&R BLOCK

H&R Block is Founded

1986

Electronic Filing

Electronic Filing is piloted by the IRS.

2003

Mario Opens First Office

His first office opens in the Bronx.

2005



Founder Mario Costanz Enters the Tax Industry

Mario enters the industry by doing tax prep.

2009

99 Offices

Mario grows his operation to 99 tax offices in 5 states.

Business Conversion

Mario converts his practice to a natio franchise chain.

2010-2014

Business Sold and Happy Tax Founded

After seeing companies like Netflix put companies like Blockbuster out of business, Mario senses the retail model falling apart and sells his 99 tax offices to start Happy Tax.

2014

PATENTED

First Patent Filed

Happy Tax also awards just under 30 franchises in two months of business.

2015

Happy Tax Passes 300 Representatives in 40+ States

2016

Launch of Hap Tax Accountin

March 2016

"Pay By Cryptocurrenc Announced - T First Ever for a National Franchise Brai

Happy Tax also acquires an emerg franchisor and sig an agreement wit Santa Barbara Tax Products Group.

August 2017

Entrepreneur MAGAZINE

Prestigious Awards Won

Happy Tax is named to the Fastest Growing Franchise and Top Franchise Brand list by Entrepreneur Magazine.

September 2017

Mario releases book

The book, called "Taxes Made Happy - The Definitive Strategy Guide to Launching and Growing a Successful Tax Preparation Business," is released in the same month that Happy Tax Signs Memorandum of Understanding with Mexican Government Agency CONSUSEF, U.S. Non-Profit Organization Integra Institute and other financial institutions.

October 2017

JOIN US AT HAPPY TAX

Dear Prospective Investor,

First off, I'd like to say that I am so thankful for the support of our team, our partners and our customers of Happy Tax. We are moving into a new and ambitious phase of growth and without them, we wouldn't be where we are today. We are equally excited that you are considering investing in our company.

The need for a better tax filing service is evident. The ability of our team to revolutionize the industry is evident. We are creating opportunities for entrepreneurs and giving back time and professionalism to taxpayers. Our mission is about expert service, personal growth and the community. The Happy Tax model funnels convenience direct to consumers without the many inefficiencies of the old tax prep industry.

Let's change the world together, one tax return at a time. Join us and our supporters and invest in this future with us.

Thank you so much for your support,



Mario Costanz
Founder & CEO

FOUNDER



Mario Costanz

CEO

Franchise Expert • Business Developer • Inventor • Entrepreneur Coach • Author • Above all: The Problem Solver

AND THE REST OF THE TEAM



Keith Alessi

Board of Director

Former CEO of Jackson Hewitt. Turned around company and engineered its sale to Cendant for 480 million dollars.



Ted Muftic

CFO

Extensive financial, strategic and operating experience with early-stage, growth companies. Results-driven entrepreneurial partner with a strong track record of building successful platforms.



Melissa Salyer

EVP Business Development

Seasoned Executive with 25 Year Track Record of Assisting Entrepreneurs to open tax franchises with 2 of the largest franchisors in the country.



Marcus Slater

VP of Marketing

Innovative digital marketer and designer with a passion for optimizing a brands marketing, and design efforts to maximize profitability, growth, and UX.



David Lieberman

Advisory Board

Tax attorney and former owner of Triple Check Tax Franchise (had 350 locations in the 90's).



Scott Fletcher

Advisory Board

30 years experience at the largest financial services marketing firm in North America with over 100,000 licensed representatives.



Jody Padar

Advisory Board

CPA, Author of the Radical CPA, Consistently ranked in Accounting Today's Top 100 Most Influential List.



JP Foster

Advisory Board

Founder of Solera Bank, Former VC, Management Consultant.



Chris Carrol

Advisory Board

Chief Advertising Officer at Subway. 30 Year executive with global brands and franchises including Burger King, LensCrafters, Cosi and Subway.



Mark Milton

Compliance Council

Tax Controversy attorney retained by the firm with experience as a Trial Attorney at the U.S. Department of Justice's Tax Division.



Halldora A Cuyler

VP of Operations

Background in Organizational & Project Management. 6 Tax seasons with Liberty Tax + 1 Tax Season with Happy Tax and a Happy Tax Area Representative and Franchisee.



Chris Trempe

Director of Training & Development

A positive, energized and passionate approach that drives strong people development, learning, and growth is at the core of my leadership focus.



Naomi Black

Operations Support Manager

17 years experience in the Tax Franchise Industry. Love spending time with my husband and son. Love the beach and reading.



L Knox Wimberly

Tax Department Manager

RAISED $1,545,705 FROM 275+ INVESTORS

Mario Costanz

CEO of Happy Tax. Inventor. Author. A lifelong entrepreneur who has operated 100 tax preparation offices. Mario is the proud father of 3 children and commonly known as "The Problem Solver"!

Larry Berman

Investor in various private and public corporations and partnerships. Lender and early investor at LendingClub.

Renee Wareing

Business Develpment Manager Happy Tax

Rose Thomas

James Costanz

Duc Tran

While I'm working full time as a CPA, I've always been interested in innovative companies. I hope my investment will make a difference in the society as well as myself.

MORE INVESTORS

DETAILS

− COLLAPSE ALL

How big is the market?

The tax preparation market is $19 Billion.

Who are your competitors? How are you different?

Our competitors have chosen to provide either convenience or expert service, but very rarely both and in some cases neither. We not only let people submit their return in under 15 minutes (faster than our competitors), but all returns are also prepared by our CPA's who have been vetted by Happy Tax to give a great filing experience with a 100% accuracy guarantee. Our competitors in many cases use tax preparers who have as little as 5 days of training, which is often the cause of costly penalties and inaccurate refunds for clients. Additionally, our service can be accomplished any time, anywhere, so there's no need for a client to travel and spend half a day getting their taxes done or spend days or weeks self preparing without having any knowledge of the 71,000 pages of tax code.

How will you make money?

We derive our revenues through, 1) Fees from the sale of Franchise and Area Representative Agreements, 2) Fees from the operations of Independent Contractors who work for us, 3) Royalty, advertising, tax preparation, and other fees related to operations of our Franchisees and Area Representatives, 4) Interest income related to loans extended to our partners, and 5) Fees from the sale of financial products to our clients, such as Refund Advances and Checks.

What's new about what you're making? How is it different?

We've created an efficient technology driven assembly line in the tax business. One where everyone specializes in what they do best. Unlike our nationally branded competitors, our innovative processes allow our partners to focus on relationships, not territories. Our virtual tax office infrastructure enables people to own a business at a reasonable cost without quitting their job, signing leases, preparing taxes or hiring employees – with little risk and plenty of upside. We have multiple patents pending for our current business as well as future disruptive initiatives, including utilizing kiosks to source returns into our network.

What do you understand about your business that others don't get?

Our expertise has been proven and is trusted in the industry. Our executive team combines over 100 years of experience in the industry, along with success in many other successful business avenues. The Happy Tax team is curated with top tier leaders in industry knowledge and execution. We take pride in saving our clients the time, money, and trouble of dealing with the needlessly complicated bureaucracy that is tax filing. What's more, we hold the only assembly line model where each contributor works on what it is they strive to do best. This allows us to give our customers an experience like no other with the quality, and dedication of our CPAs and processing team.

What's your biggest risk? What keeps you up at night?

Like any small business, there are unknowns - execution, regulatory, competitive pricing, and perhaps some killer app out there we haven't though of. We stay current, up to date, and always push the envelope with innovation. Our CEO and VP of Marketing both have backgrounds in successful multi-million dollar idea campaign launches, and eat, breathe, and sleep the Happy Tax brand and it's future along with the entire Happy Tax team.

How do you acquire customers?

Our customers are our Franchisees, Area Reps, Independent contractors, and direct to consumer. We acquire them through various marketing channels including but not limited to Facebook Ads, AdWords, Youtube, retargeting campaigns, lead funnels, LinkedIn, print features, and press spots. We also support the marketing efforts of our partners as they acquire customers. We help our partners year round to launch successful marketing in-season and continue to develop in-depth trainings, weekly conference calls, and material to help them achieve the success.

What's your cash flow?

Our current cash on hand is $76,404.38. We have outstanding loans due to us in the approximate amount of $180,000, ongoing operations in tax season producing revenue from tax returns, and a large pipeline of prospective franchisees and area representatives that we anticipate will close between now and May (these sales average between $10,000 and $30,000 down payment per sale). We also have $250,000 held in escrow from a sale of a previous business that the founder has made.

Our current burn rate is approximately $20,000 per month. The expenses that have been incurred in our audited financial statements were for building out the infrastructure, initial marketing, technology and processes for our company.

ASK A QUESTION

Type your question here...

ASK QUESTION

Robert DG Apr 6

As an investor, how can I potentially make money by investing in Happy Tax?



Mario Costanz CEO FOUNDER Apr 7

Hi Robert, thanks for your question. As an investor in Happy Tax you are going to participate in the growth of the company value of Happy Tax, along with the Founder (me) and our Team. I have personally invested over $1.0 million into the company and believe strongly in the long-term value and cash flow potential of our business. We are re-inventing how taxes are done, eliminating huge overhead, huge fixed costs and using technology to create an efficient, convenient service for our customers and an amazing platform for our partners to run their own businesses and gain financial independence. We are currently investing in continued growth initiatives, systems, people, technologies and new partner and customer acquisitions. Like most tech start-ups, we need to keep increasing our infrastructure in order to continue to support and process a large number of tax returns in a completely new and innovative manner. This growth phase requires capital. The faster we grow, the better positioned we are to capitalize on the installed base of partners to drive up our profit margins, and thereby our equity value. Since most of our employees and executives are also equity owners, and I myself have a large stake, we are definitely driven to maximize shareholder value and to create a liquidity event, especially for our early investors. Like most investments in tech companies you can make money by investing in us through a sale, merger, IPO or sale of your private shares (subject to SEC regulations). I'm not quite sure when this will happen at this time, however the key for us is to continue to execute, execute, execute and the future share price will undoubtedly reflect our success.

LIKE

Donald C. DeVoe May 2

What is the difference between a franchisee and an independent contractor?



Mario Costanz CEO FOUNDER May 3

Hi Donald,
Thanks for your question.
A franchisee buys in for $20,000 (sometimes with $10,000 in financing) and keeps between 65-75% of the revenue from the returns they source (which our CPA's prepare for them and we pay for the labor to do so out of the difference) and can build a team of Independent Contractors to work for them to enable them to leverage the efforts of others to grow their business. An Independent Contractor joins us for $199 (either direct to a franchisee or direct to us at corporate) and receives 30% of the revenue from the returns they source (we pay for the labor for the CPA's and client services) and it is a one on one relationship with no ability for them to build a team. We've had Independent Contractors who have "graduated" up to franchisee and many that are planning on that. There are other minor nuances however those are the big differences. Thanks for your question.
Happy Investing. ;)

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO HAPPY TAX

1.

Our business is seasonal in that we assist CPAs and tax preparers prepare tax returns from January through April and sell franchises, area representative agreements and independent contractor agreements from May through December. As a seasonal business, additional financial risks are present that are not present in non-seasonal businesses where cashflow is consistent throughout the year.

2.

As a high growth company, we may not be able to sustain the rapid growth we are currently experiencing as we scale. As a growing business, we need to be able to retain our current executives and...

READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Happy Tax is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$500 min **INVEST**

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?

Join **131,944** investors who funded **162** startups with over **$52.5 million**

See more detailed stats

Sign up with Facebook

Privacy: We won't share your data, or post to your wall, without your permission.

or

Full name

Email

Password

SIGN UP



Keith E Alessi • 3rd

Adjunct Professor Washington and Lee University Law School

Washington and Lee University • University of Michigan

Canada • 500+

Send InMail ···

Experienced turnaround executive with successful record of value creation as senior executive in both private and public companies. Career specialization has been turnarounds, high growth opportunities and eventual liquidity e…

See more

Experience

Adjunct Professor of Law
Washington and Lee University
Aug 2016 – Present • 1 yr 4 mos

CEO Emeritus
Westmoreland Coal Company
May 2007 – Jul 2017 • 10 yrs 3 mos
Greater Chicago Area

Adjunct Lecturer
University of Michigan Ross School of Business
2001 – 2010 • 9 yrs
Ann Arbor, Michigan

President and CEO
Jackson Hewitt
1996 – 1998 • 2 yrs
Va Beach. VA

Engineered two year turnaround that resulted in Jackson Hewitt being the leading gaining stock in the United States in 1997

Chief Financial Officer, Secretary and Treasurer
Farm Fresh, Inc.
1994 – 1996 • 2 yrs

See more positions

Education

University of Michigan
Master of Business Administration, with distinction, Business Administration and Management, General
1977 – 1979

Wayne State University
BS, with distinction, Accounting
1972 – 1976

Contact and Personal Info

Keith E'S Profile

Show more

People Also Viewed

Grant Schlamp • 3rd
IT Executive

Siddharth Javia • 3rd
Advanced Endoscopy Fellow at Henry Ford H

Kevir
Chief
Westr

John
Presic
Comp

Jenn
Chief
at We

Mark
Co-fo

Nata
Qualit

Ed McGuire • 3rd
EVP Strategic Planning at Watco Companies

Reed Sellers • 3rd
Purdue Mechanical Engineering graduate seeking full-time employment

Pav Jordan • 3rd
Senior Manager, Investment Communications, at Ontario Teachers

Messaging


LET'S MAKE IT HAPPEN. TOGETHER.
Message me to learn how you can join & scale.
YOU SOURCE RETURNS WITH OUR APP.
OUR CPA'S PREPARE THEM.
Entrepreneur
FRANCHISE 500 FASTEST GROWING FRANCHISE 2017
1040

Marcus Slater • 3rd

Digital Marketer • Optimization Specialist • Web Development • Designer

Happy Tax Franchising • Full Sail University

Greater Nashville Area, TN • 130

Send InMail ···

An innovative digital marketing expert and designer with a passion for optimizing a brand's story, flow, and traffic to maximize awareness, profitability, growth, and UX. With a multi-million dollar portfolio of successful start…

See more

Experience

Vice President Marketing
Happy Tax Franchising
Aug 2016 – Present • 1 yr 4 mos

Founder
Canvas Ink Design
Jan 2011 – Present • 6 yrs 11 mos
Gallatin, Tennessee

- Website design & development
- CRM integrations & email funnel development
- E-Commerce development, and optimization
- Google Analytics integration and dashboard building
- Email optimization & template design
- Copy writing
- Branding
- Business Growth Development

Digital Marketing Associate
Dr. Axe - Food Is Medicine
Feb 2016 – Jun 2016 • 5 mos
Greater Nashville Area, TN

Promoted to build marketing department with accountability for web analytics, lead generation/landing page design, social media strategy, multivariate testing, CRO, email marketing, blogging, and video podcasting. Currently lead team of 10 and managed annual project billings of approximately $8M.

Contact and Personal Info

Marcus' Profile and Websites

Show more

People Also Viewed

Nathan Jess
Worship Leader / Songwriter at Nathan Jess

Rick Moore • 3rd
Freela

Jake
Owne

Joel
Presi

Jame
Execu
Marke

Fran
Presi
Marke

Jack
Retire

Robert Pettway • 3rd
Owner, Partnership Marketing Group

Daniel Lasu • 3rd
Gaming Fanatic | Graphic Artist

ANNETTE Bradley
Merchandising Manager at Hanesbrands Inc.

1 Messaging

Selected Results:
• Increased 2016 annual revenue goal by 328%
• Assisted in growing Facebook 'likes' by more than 6x reaching over 1-million
• Improved Google Analytics tracking dashboards and adwords ROI achieved top organic rankings for key phrases.
• Led transition of CRM Platforms for over 1.2-million contacts
• Lead Development/Optimization of e-mail marketing strategy and grew contact database by 84% and Increased email marketing open rates from 17.8% to 49.4% (increase of over 400k people)
• Increased conversion rates 3x for e-commerce website after leading complete redesign/optimization of product pages in line with current best practice thinking.

Strategies:
• Worked closely with marketing team to develop new social media strategy, replacing overt sales pitches with focus on engagement and customer care.
• Led transition of company blog from proprietary software Infusionsoft to Maropost and developed integration between both systems
• Developed engaging, viral content.
• Worked closely with and directed copyrighter's and creative design team to define marketing messaging, materials, programs, and goals.
• Developed and delivered marketing and communications strategies for the organization.
• Led development of landing pages & funnel campaign builds. Optimized/A/B testing/upsell & down sell to ensure highest conversion rates across platforms.

Founder | Director of Marketing and Business Development
Canvas Ink Design
Nov 2014 – Feb 2016 • 1 yr 4 mos
Hendersonville, TN

Canvas Ink Design was launched as my personal contract work company. Services included:

• Website design & development
• CRM integrations & email funnel development
• E-Commerce development, and optimization
• Google Analytics integration and dashboard building
• Email optimization & template design
• Copy writing
• Branding
• Business Growth Development

Director of Marketing and Communications
Christian Artists Group
Sep 2013 – Nov 2014 • 1 yr 3 mos
Franklin, TN

Led marketing efforts for over 30 artists. Developed broad range of marketing materials including articles, press releases, newsletters, announcements, website/landing page development, and more.

Selected Results:
• Social Media & Community Management: Established strong social media presence across Facebook, Twitter, Pinterest, YouTube, and other key sites for all artists.
• Copywriting & Content Development: Developed SEO/viral-optimized content for artists, site copy, and promotional messages
• PPC Advertising: Oversaw multiple successful search, display, and mobile advertising campaigns, including writing and testing ad copy. Consistently increased click-through rates and ROI on PPC advertising, driving improvements of up to 150% over prior results.
• Email Marketing: Revamped email marketing content plans and schedule for the top sites, delivering an unprecedented average 34% open rate (formerly 12%) by dramatically improving content and headlines.

See more positions

Education

Full Sail University
Certificate, Communication and Media Studies, 3.9
2014 – 2015

Full Sail University
Bachelor's degree, Music Business & Design, 4.0
2008 – 2012

Volunteer Experience

Senior Designer & Branding
Unchained Movement
Aug 2014 – Aug 2015 • 1 yr 1 mo
Human Rights

Unchained Movement is dedicated to raising awareness and working with victims of domestic minor trafficking.

Life Coach
Teen Hope Line Inc
Aug 2008 – Jan 2010 • 1 yr 6 mos
Children

Helped troubled teens through chat with addiction, self harm, and depression. Teaching them to love themselves and that life has more to offer than what they see right in front of them.

Marketing & Project Manager
Shirt 4 Life
Feb 2011 – Mar 2014 • 3 yrs 2 mos
Economic Empowerment

Developed marketing strategies to impact people about the brands mission:
141 LIFE's first initiative is Shirt4Life, TREATING INFANT HIV.

Designed and implemented branding across all mediums.

http://shirt4life.org


LET'S MAKE IT HAPPEN. TOGETHER.
Message me to learn how you can join & scale.
YOU SOURCE RETURNS WITH OUR APP.
OUR CPA'S PREPARE THEM.
Entrepreneur
FRANCHISE
500
FASTEST GROWING
FRANCHISE
2017

Mario Costanz • 2nd

WE'RE HIRING! CEO @ Happy Tax • Entrepreneur Coach • ฿usiness Developer • Inventor • Author • AKA: The Problem Solver

Happy Tax • Stanford University Graduate School of Business

New York, New York • 500+

Connect | Send InMail | ...

Ask me about joining us at Happy Tax. Fastest Growing in our industry as Ranked by Entrepreneur Magazine. THE BACK-STORY: To summarize my life in a single phrase, it would be: transforming obstacles into opportunities. Befor...

See more

Highlights

10 Mutual Connections

You and Mario both know Marsh Sutherland, Howard Marks, and 8 others

Mario's Articles & Activity

20,893 followers

+ Follow

Happy Tax Announces "Pay By Cryptocurrency" - The First Ever for any National Franchise Brand!
Mario Costanz on LinkedIn

See 8 more articles

Does a positive mindset help with a positive business? http://hpy.tax/2yq7whG
Mario shared this

Planning "Creative" Content in a Not so Creative Field http://hpy.tax/2xSMOCM
Mario shared this

Are Bots Ready To Be Bankers? An interview with Peter Wannemacher, senior
Mario shared this

See all activity

Contact and Personal Info

Mario's Profile, Websites, and Twitter

Show more

People Also Viewed

Kristi Jones • 3rd
Results Oriented Talent Acquisition Manager, Respected Talent Advisor and Ambitious Leader at H&R Block.

Thomas Few, (MBA) • 3rd
Franc
Franc
Finan

Amy
Makin
throu
Devel

John
Found
Libert

Britt
Busin

Vicki
Tax Di
Franc

Angela Ianni • 3rd
Proud Veteran/ Operations Guru/ Culinary Expert/ MBA

Jun Dam • 2nd
Founder at Bitcash Inc. | Host at 100x Blockchain Investors

Steve Lepkowski • 3rd
Body Align - ultimate health and ultimate wealth

Benjamin Brenner • 2nd
CEO/Owner R&G Brenner Income Tax

1 Messaging


LET'S MAKE IT HAPPEN. TOGETHER.
Message me to learn how you can join & scale.
YOU SOURCE RETURNS WITH OUR APP.
OUR CPA'S PREPARE THEM.
Entrepreneur
FRANCHISE
500
FASTEST GROWING
FRANCHISE
2017

Melissa Salyer • 2nd

Experienced Franchise Executive

Happy Tax Franchising

Virginia Beach, Virginia • 500+

Connect | Send InMail | ···

Seasoned Executive with 25 Year Track Record of Assisting Entrepreneurs to open tax franchises with 3 of the largest franchisors in the country. Ranked #1 in franchises awarded most years. Helped hundreds of entrepreneurs start th…

See more

Highlights

1 Mutual Connection

You and Melissa both know Ross D. Blankenship

Melissa's Articles

5,100 followers

+ Follow

Happy Tax Mario Costanz, CEO- Live Webinar Wednesday 5:00 pm eastern

Melissa Salyer on LinkedIn

July 11, 2016

See all articles

Contact and Personal Info

Melissa's Profile and Websites

Show more

People Also Viewed



John T Hewitt • 3rd
Founder and Chairman of the Board at Liberty Tax



David Tarr • 3rd
Turning Dreamers into Entrepreneurs throu… Execu…

Rebe…
Sales…

Ange…
Proud… Culina…

Mary…
Curre… Oppo…

Sand…
Takin… Franc…

Mari…
WE'RE HIRING: CEO @ Happy Tax • Entrepreneur Coach • Business Developer • Inventor • Author • AKA: The Problem Solver

Julia Clisham, MS • 3rd
Talent Acquisition Partner

Bob Sage • 3rd
National Director of Operations - Company Stores

Ryan Dodson • 3rd
Area Developer at Liberty Tax Service - Nashville, TN

Messaging 1



Theodore Muftic • 3rd

Chief Financial Officer & Finance Executive, Partner and Managing Director

Woodbine & Co. - Luxury Real Estate / Happy Tax Corp. Board Member • Harvard Business S…

Greater New York City Area • 500+

Send InMail | ···

Financial and operational leadership of growth companies with combined $500 million in assets; proven ability to manage all aspects of finance, accounting, tax and legal functions through rapidly changing business and economi…

See more

Experience

Co-Founder & CFO
Woodbine & Co. - Luxury Real Estate / Happy Tax Corp. Board Member
2014 – Present • 3 yrs
Rye, NY

• Co-pioneered the launch of this real estate development company with a focus on for-sale, luxury residential properties in Manhattan; accountable for all facets of acquisition due diligence, capital raising, legal, and finance and accounting functions related to $100 million in project costs per year.

• Responsible for $50 million in capital funding per year, managing two concurrent projects with 5 FTE employees and up to 25 indirect reports.

• Leads the coordination on weekly basis of internal staff and external architects, engineers, lawyers, contractors, banks, finance and tax advisors, insurance providers, real-estate brokers, interior designers, and public relations and marketing partners to ensure adherence to budgets and project deadlines.

• Architect of systems and procedures to support monthly status reporting to investors and strategic partners; leads the implementation of treasury functions, budget and cash flow analyses and cash management programs; oversees month-end closings, tax filings and capital calls/distributions.

• Leads risk management by analyzing potential legal and insurance exposure and implements recommended courses of action backed by in-depth research.

Co-Founder & CFO
Invenio Capital - Investment & Advisory Services
2008 – 2014 • 6 yrs
Florida and Connecticut

• Launched this real estate advisory and private equity firm to invest in and manage distressed real estate assets.

• Led all due diligence, underwriting, finance, legal, accounting, investor reporting, and administrative responsibilities to support direct real estate investments totaling $50 million in commercial, residential and hospitality properties; generated an average 20% IRR, net of fees.

Contact and Personal Info

Theodore's Profile

Show more

People Also Viewed



Mario Costanz • 2nd
WE'RE HIRING! CEO @ Happy Tax • Entrepreneur Coach • Business Developer • Inventor • Author • AKA: The Problem Solver

Skyli
Invest

Stepl
--

Julio
Partn
LLC

Nicol
Produ
Docur

Wess
lead f

John
Management Consultant, Speaker and Author

Daniel Kornblau • 3rd
Corporate Finance / IR

kaitlyn daigle
--

Cathie Guymon • 3rd
Computer Hardware Professional

1 Messaging

• Advised a U.S-based family office on $100 million in equity investments in development projects in the U.S. and Puerto Rico; performed financial due diligence, underwriting, cash flow forecasting and budgeting services on acquisitions of diverse distressed assets including marinas, condo developments and large-scale residential projects with a combined value of $300 million.

• Represented clients in meetings with developers, architects, engineers, local and state planning officials, lawyers and general contractors; advised on areas of concern and recommended corrective courses of action.

• Served as a trusted advisor and consultant, providing guidance, direction and supervisory services on senior secured construction loans totaling $50 million.

Co-Founder and Partner
Silverleaf Capital Group - Private Equity & Development
2005 – 2008 • 3 yrs
Greenwich, Connecticut

• Founded the European division to pursue real estate development opportunities in southeast Europe.

• Oversaw all operations including project sourcing and acquisition, due diligence, financial analyses and underwriting, regulatory and government affairs, tax, legal, finance & accounting and human resources; created innovative international tax structures to minimize in-country taxation.

• Led the negotiation and formation of a joint venture with Lehman Brothers to invest up to $100 million in equity in emerging Europe; secured third-party co-investment commitments from U.S.-based foundations and pension funds.

• Negotiated $400 million in project finance loans and bank facilities.

• Supervised a 15-member multinational development team focused on residential and hospitality projects, including two mixed-use land development and construction projects totaling 350,000 SF.

Chief Financial Officer
Digital Lifestyles Group - Consumer Tech Products
2003 – 2005 • 2 yrs
Austin, Texas

• Provided executive leadership for financial systems, reporting, planning, financial controls, contract negotiations, capital raises, SEC filings and investor relations.

• Established a robust framework of corporate financial governance to position this personal computer and software company for restructuring its 150 employees and $150 million in revenue.

• Raised $10 million in equity and $15 million in debt to fund the launch of new hardware and software products targeting the youth market.

• Successfully negotiated joint venture and vendor agreements with Chinese contract manufacturers.

• Identified and implemented methods to improve financial controls, accounting procedures and policies, and achieved 100% compliance with SOX regulations; managed inventory liquidations and oversaw the successful transfer of ownership to a Board member.

Managing Director
Credit Suisse
2000 – 2003 • 3 yrs
London, United Kingdom

* Recruited for the ability generate new business opportunities and to lead banking teams.

* Developed new investment banking relationships and increased revenue contribution from existing clients in the Telecom, Media and Technology sectors.

* Led the execution of M&A and financing transactions for private and public clients throughout Europe and exercised simultaneous supervisory authority over 8 multinational teams at any one time.

See more positions

Education

Harvard Business School
MBA, Business

Stanford University
AB, International Relations and Humanities (cum laude)

Volunteer Experience

Treasurer Troop 10
Boy Scouts of America:Greenwich Council
Sep 2013 – Present • 4 yrs 3 mos
Education

Featured Skills & Endorsements

Due Diligence · 10 — **Steve Keith and 9 connections** have given endorsements for this skill

Private Equity · 10 — **Steve Keith and 9 connections** have given endorsements for this skill

Mergers & Acquisi… · 9 — Endorsed by **Anton Simunovic, who is highly skilled at this**

See 17 more skills